Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

CASY - Q3 2007 Casey’s General Stores Earnings Conference Call

Event Date/Time: Mar. 08. 2007 / 9:30AM CT

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CORPORATE PARTICIPANTS

Bill Walljasper

Casey’s General Stores - CFO

Bob Myers

Casey’s General Stores - President, CEO

CONFERENCE CALL PARTICIPANTS

Chuck Cerankosky

FTN Midwest Research - Analyst

Lee Giordano

Merrill Lynch - Analyst

Karen Howland

Lehman Brothers - Analyst

Anthony Lebiedzinski

Sidoti & Company - Analyst

Karen Short

Friedman Billings - Analyst

Jason Loeb

Lord Abbett - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the third quarter, 2007 Casey’s General Store earnings conference call. [OPERATOR INSTRUCTIONS] As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the call over to your host for today , Mr. Bill Walljasper, Chief Financial Officer. Please proceed, sir.

Bill Walljasper - Casey’s General Stores - CFO

Good morning, and thank you for joining us to discuss Casey’s results for the third quarter of fiscal 2007 ended January 31. I’m Bill Walljasper, Chief Financial Officer. Bob Myers, President and Chief Executive Officer is also here. I hope all of you had the opportunity to see the press release. If you haven’t please let me know and I’m make sure a copy is forwarded to you. Before I begin I’ll remind you that certain statements may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As discussed in the press release in the 2006 annual report such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements whether as a result of new information, future events, or otherwise. I’ll take a few minutes to summarize the quarter, then open for questions.

As most of you have seen earnings per share from continuing operations were $0.22 compared to $0.15 a year ago, a 48% increase. The earnings increase is primarily attributable to strong sales that we achieved in every category and a more positive comparison in the gas margin from the third quarter last year.

The gasoline margin was under pressure in the first two months of the quarter due to rising wholesale environment. This change, this market change began to drop towards the end of December and decline through most of January. During this time we were experiencing expansion in our margin which helped bring the third quarter gas margin to $0.105 per gallon compared to $0.092 a year ago. Year-to-date our gas margin was $0.099 per gallon compared to $0.117 last year. This margin differential represents approximately a $16 million decrease in gross profit or about $0.20 per share. If we normalize the gas margin to $0.108 for both nine month periods our earnings per share would have been approximately $1 this year compared to $0.94 last year.

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Total gallons sold for the quarter were 306.7 million compared to 267.6 million a year ago, a 14.6% increase. Same-store gallons in the quarter were up 4%. Year-to-date total gallons sold were up 8.5% to nearly 902 million while same-store sales at the nine month mark climbed to 1.1%. Gallons sold through February continue to be solid. Despite the recent severe weather that our market area experienced; however thus far in the fourth quarter we have been in a rising wholesale environment. As a result the gas margin has been under pressure and is below our annual goal. For the third quarter the average retail price of gasoline was $2.11 per gallon compared to $2.10 in the same period a year ago.

In the grocery and other merchandise category sales continue to be solid. For the quarter total sales were up 15.3% with same-store sales up 6.7%. The average margin was 30.8. Through the first nine months total sales were up 10.2% to 645.8 million. Same-store sales year-to-date were up 3.9% with an average margin of 31.9. We were pleased with the gains in sales in overall gross profit in this category. The margin decline is primarily due to fewer vendor rebates year-over-year and the effect of lower margins generated from the purchase of higher cost inventory related to the Handy Mart acquisition.

Sales thus far in February continue to be solid. The prepared food category continued its strong performance. Total sales were up 19.2% in the quarter with an average margin of 62.1. same-store sales were up 11.9%. Year-to-date, total sales increased 17.7% to nearly 202 million with an average margin of 62.2. The decrease in margin from a year ago is due to our decision to expand the Fountain Program to also include other non-Coca Cola products and an increase in our stale factor. At the nine month mark same-store sales were up 11.9% with gross profit increasing 14.8% to 125.5 million. Gross profit in the quarter was up 18.3%.

At the nine month mark, operating expenses were up 11.9% while total gross profit was up 7%. In the quarter operating expenses were up 14.7% with gross profit up 18.6%. We had 71 more stores this quarter compared to a year ago. The addition of these new stores represented approximately 9.5% of the total increase. Credit card fees were up about 1.7 million in the quarter. Without that increase, operating expenses would have been up only about 12.8%.

The effective tax rate in the quarter was approximately 35%. This lower than normal rate was driven by a portion of accrued Workers Opportunity Tax Credits coming through in January. The Workers Opportunity Tax Credit program has been dormant since the beginning of last calendar year until congress recently reactivated this program. During the time that it was inactive we continue to process and accumulate these Tax Credits. With the reinstatement of the program we will now be able to utilize them. We should receive the majority of the remaining balance in the fourth quarter. The number of shares outstanding in the quarter was 50,486,845 and the diluted share count was 50,721,065.

Our balance sheet continues to be strong. At January 31, cash and cash equivalents was 32.8 million and shareholders equity rose to 563.8 million, up 40.6 million. Long term debt net accrued maturities was up 48.5 million to 155 million due to the recent debt we secured. Our long term debt to total capital ratio including the current portion is approximately 27%.

We generated 53.7 million of cash flow from operations compared to 72.7 million at this time last year. We have used nearly 135 million for capital expenditures compared to 88.3 million a year ago. This increase is a result of increased acquisition activity in the first nine months. We anticipate capital expenditures to increase over the upcoming quarter as we continue to close on more acquisitions. Year-to-date we have built eight new stores, closed on 47 acquisitions, and have written agreements for another eight. As of the end of the third quarter, we have 1444 corporate stores and 18 franchise stores. We’ll now go ahead and take your questions.

QUESTION AND ANSWER

Operator

Thank you. [OPERATOR INSTRUCTIONS] And our first question comes from the line of Chuck with FTN Midwest Research.

Chuck Cerankosky - FTN Midwest Research - Analyst

Good morning, this is Chuck Cerankosky.

Bill Walljasper - Casey’s General Stores - CFO

Hi, Chuck.

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Chuck Cerankosky - FTN Midwest Research - Analyst

Good quarter, guys. Question about the Tax Credits, Bill. Where would you then put full year tax guidance or how should we look at the fourth quarter and how will the reactivation of these Tax Credits impact your fiscal ‘08 tax rate?

Bill Walljasper - Casey’s General Stores - CFO

First of all, the last question, fiscal ‘08, I’ll talk a little bit more about that at the next conference call. With respect to the fourth quarter, the tax rate, effective tax rate should be in the ballpark as the third quarter tax rate. As far as the year-end, through the nine months we’re about 36, 36.1, effective tax rate, that should go down slightly in the fourth quarter, so the year-end should be slightly below the 36.

Chuck Cerankosky - FTN Midwest Research - Analyst

Okay, and any comment on how gas margins are tracking thus far into February?

Bill Walljasper - Casey’s General Stores - CFO

Well, as I mentioned in my opening comments, certainly we’re in an environment of rising wholesale which is putting pressure on margin and certainly, it’s not the best environment for any retailer in gasoline, and at least through the conference call here, we’re below our 10.8 average.

Chuck Cerankosky - FTN Midwest Research - Analyst

All right thank you very much.

Bill Walljasper - Casey’s General Stores - CFO

You’re welcome.

Operator

And our next question comes from the line of Lee with Merrill Lynch. Please proceed.

Lee Giordano - Merrill Lynch - Analyst

Hi, it’s Lee Giordano.

Bill Walljasper - Casey’s General Stores - CFO

Hi, Lee.

Lee Giordano - Merrill Lynch - Analyst

Hi, Bill. I’d like to discuss your capital structure a bit and how you view your liquidity to make acquisitions. It seems like you have a lot of flexibility on the balance sheet to lever up further or even do a sale lease back if you wanted. Do you have a target leverage ratio or for the long term and would you ever consider taking on significantly more debt during a sale lease back if the right acquisition opportunity came along?

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Bill Walljasper - Casey’s General Stores - CFO

Good question, Lee. As I mentioned long term debt to total cap ratio is about 27%. As far as leveraging the balance sheet, that topic has been discussed internally not only with the executive management but also with the Board. Certainly we have the appetite to lever up. At the high watermark, at least in the 17 years I’ve been with the Company, that ratio had got to about a 40% ratio, so to answer your question more specifically, certainly when the opportunities that present themselves, we have no concern about levering the balance sheet up to take advantage of those opportunities. As you know, we recently went into private placement market and secured $100 million. Part of that was used for the HandiMart acquisition. The delayed drawdown of 50 million will be taken in March. Obviously we anticipate utilizing that $50 million for future acquisition activity, so certainly, we have the appetite and when the opportunity presents themselves we’re going to take advantage of that balance sheet.

Lee Giordano - Merrill Lynch - Analyst

Great. And then secondly, can you talk a little bit about the acquisition environment out there, what kind of deals are you seeing and what is the potential currently?

Bill Walljasper - Casey’s General Stores - CFO

Well, I still believe that — internally we believe the acquisition environment is still very favorable. It’s a fragmented market as most of you know, and there is consolidation in the industry, so we’re optimistic about hopefully continuing the pace and accelerating that pace of acquisition activity in future years. As I mentioned at the tail end of my opening comments, so far, year-to-date we have 47 acquisitions, we have another eight written agreements out there, so things continue to be positive in that front and hopefully we can find a few more HandiMart-type acquisitions out there as we go forward.

Lee Giordano - Merrill Lynch - Analyst

Great. Thanks a lot, Bill.

Bill Walljasper - Casey’s General Stores - CFO

You bet, Lee.

Operator

And our next question comes from the line of [Karen Howland] with Lehman Brothers. Please proceed.

Karen Howland - Lehman Brothers - Analyst

Good morning, Bill.

Bill Walljasper - Casey’s General Stores - CFO

Hi, Karen.

Karen Howland - Lehman Brothers - Analyst

Hi. I was hoping you could comment or expand a little bit on two comments you made during the conference call. The first one in the prepared food department, you indicated that the stale factor had increased which impacted the margin. I know that’s been an initiative of yours to drive that down using that you’re getting from POS, I was wondering what happened there, if there had been opportunity to decrease that in the upcoming quarter?

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Bill Walljasper - Casey’s General Stores - CFO

Yes, there always is an opportunity to decrease that. There’s no question there. For us internally, the goal for point-of-sale is really to drive gross profit dollars, so what we’re trying to strive for is the balance of increasing our sales in the prepared food category with our stale factor. We’ll always have a stale factor and it will never get to be extremely low because for us, we want to make sure that we have the product available for sale because if you don’t have that a couple things happen, Karen.

First of all, obviously you lose out on the opportunity to make a sale of one of your prepared food products that does have a very high gross profit margin. Secondly, you’re going to miss out on a secondary sale. For instance, a cup of coffee with a doughnut or a soda with a slice of pizza. Again, so we’re trying to drive gross profit dollars. Now for us, point-of-sale, all of our stores came up and running with point-of-sale February of last year, so — and I made this comment in the third quarter conference call last year that we believe that all of our stores need to have point-of-sale through the full season of our business to really understand how the cyclical nature, the seasonal nature of our business affects prepared foods.

I made a brief comment about the severe weather that came through here in February. We also had some weather pockets in the third quarter. We’re on a daily production planner at our store levels, so consequently when severe weather hits, we’re still trying to get a better handle on how we tweek the production planner to account for that. So I think there’s room for improvement and from a bottom line answer there, and we’re going to continue to strive to reduce our stale factor, but it’s certainly not going to be at the compromising our sales. And as you see, if we look at the prepared food category, total gross profit in the quarter was up 18.3% so I think we’re headed down the right path.

Karen Howland - Lehman Brothers - Analyst

Great. Thanks so much for that detailed answer. I appreciate it.

Bill Walljasper - Casey’s General Stores - CFO

You bet.

Operator

[OPERATOR INSTRUCTIONS] And your next question comes from the line of Anthony Lebiedzinski, with Sidoti & Company. Please proceed.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Good morning. I have a couple of questions. Can you comment on your quest of cheese right now and have you been able to lock in any price, maybe you could just discuss that first?

Bill Walljasper - Casey’s General Stores - CFO

Sure. Our cost of cheese was not an issue on a Q3-Q3 comparison. We’re locked in on a per pound basis right at about $1.56 a pound. That’s where it was last year. That’s locked in through the end of the calendar year. Right now, we don’t think there is an advantageous purchasing opportunity there beyond that period of time due to where the dairy markets are are at.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Yes.

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Bill Walljasper - Casey’s General Stores - CFO

We look at that very regularly though, Anthony and should the opportunities present themselves we’ll certainly try to extend that.

Anthony Lebiedzinski - Sidoti & Company - Analyst

And can you also comment about the lottery, whether or not you’re still seeing good traffic because of that?

Bill Walljasper - Casey’s General Stores - CFO

Yes. I’m glad you brought that up, Anthony. Through the first nine months here of the year, lottery sales even though we’ve cycled that and then some continue to be extremely solid. Same-store lottery sales are in the strong double digits and certainly that has become a destination item for us and when people are in there buying their lottery tickets or scratch tickets they are also buying other products so I think that is helping elevate some of the same-store numbers that I reported. Also, I’ve noticed that South Dakota actually passed a tax increase on cigarettes. Have you seen an increase in cigarette sales in your stores in Iowa and Nebraska because of that? Truly that will happen. That’s very common in our industry. I can go back to August of ‘05 to the State of Minnesota passed a$0.75 cigarette tax increase and our upper tier of counties in Iowa certainly saw a significant increase in sales, so that’s very common when a state passes that. The border locations will certainly have an uptick.

Anthony Lebiedzinski - Sidoti & Company - Analyst

And lastly, as far as the HandiMart deal, it looks like you guys are pleased with that acquisition. Are you still looking to keep that name or do you eventually intend to rebrand those stores to the Casey’s name?

Bill Walljasper - Casey’s General Stores - CFO

Yes, to answer your question, we are pleased with the progress those stores have been making. Right now we’re in the process of taking down the pylon signs to put up the Casey General Store signs. There still will be HandiMart signs on the store. Hopefully this summer we’ll begin to put in the kitchens in addition to the quick serve restaurants that they have in some of their locations. At that time I think you’ll see the signage from the stores go down, but you want to know, HandiMart was a very well run Company with a good brand name recognition, so I don’t think we’ve lost anything in that regard.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Yes. And lastly, can you just repeat what the store count was at the end of the quarter?

Bill Walljasper - Casey’s General Stores - CFO

1444 corporate stores and 18 franchise stores.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay, thanks.

Bill Walljasper - Casey’s General Stores - CFO

Good, Anthony.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Bye-bye.

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Operator

Our next question comes from the line of Karen Short with Friedman Billings. Please proceed.

Karen Short - Friedman Billings - Analyst

Hi, there.

Bill Walljasper - Casey’s General Stores - CFO

How are are you doing?

Karen Short - Friedman Billings - Analyst

Good. Just a couple questions. I wanted to just clarify first of all, you said your cheese prices were at $1.56. Is that what you said?

Bill Walljasper - Casey’s General Stores - CFO

That includes all of the processing. That’s our total all-in cost because we have some shredding and transportation costs, that’s an all in cost for us.

Karen Short - Friedman Billings - Analyst

But is that with the new forward contract because didn’t your last one expire in December of ‘06?

Bill Walljasper - Casey’s General Stores - CFO

No. We’ve got that extended through this calendar year.

Karen Short - Friedman Billings - Analyst

Okay, right. And then I just wanted to see if we could switch to acquisition multiples for a second. It would just seem that with what’s going on in the Midwest with the pressure on the gas margin because it hasn’t been great for a little while, I mean, logically it would seem that multiples might be coming down a little bit. Can you just comment on what you’re seeing?

Bill Walljasper - Casey’s General Stores - CFO

That’s a good comment there, Karen. Intuitively, when there’s pressure in the industry, that does create some opportunities for buying and in this case, there has been some pressure in the Midwest with respect to gas margin, so that could present some opportunities for us at some very attractive prices. There’s no question about that.

Karen Short - Friedman Billings - Analyst

Okay. And then I guess Gas & Shop is going to be rolling into the comp base?

Bill Walljasper - Casey’s General Stores - CFO

Yes.

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Karen Short - Friedman Billings - Analyst

Can you just maybe clarify how that will impact?

Bill Walljasper - Casey’s General Stores - CFO

Yes, that’s a great question. We do cycle the Gas & Shop acquisition so next month, or when we report March same-store sales, the Gas & Shop stores will be in the same-store calculation. How that will affect same-store sales, intuitively, it should boost up at least incrementally over the next 8, 10 months. The prepared food, same-store comes, over the first or the last I’d say 8, 10 months we were rolling the kitchens out to the Gas & Shop locations and now all of those stores have the kitchens so they are obviously going to be comparing to some pretty good numbers from the previous year so that should lift prepared foods. I wouldn’t look for any significant necessarily jump in the other categories right away, but I think we might see some incremental gain as we move forward into fiscal 2008, due to the fact that we have had some pump updates in those locations and intuitively, that should give us a little bit of help in that regard.

Karen Short - Friedman Billings - Analyst

Okay. And then just wondering if you could also comment on this lawsuit?

Bill Walljasper - Casey’s General Stores - CFO

Oh, yes, absolutely. Yes, we did file for those. You saw we did file an 8-K yesterday. The reason we did that is to potentially free us up to talk a little bit about that because there will be disclosure in the 10-Q that is going to be filed tomorrow. This is a lawsuit, it’s called — it’s a very hot topic if you will, no pun intended but it has to do with Hot Fuels, and to give you kind of the flavor for what that really means is that we sell gasoline based on 60 degrees fahrenheit. That’s regulated by weights and means and they certify the pumps that calibrate those pumps to dispense gasoline at 60 degrees fahrenheit.

Well, in some of the southern states, the actual gas they are contending is being dispensed at a higher temperature than the 60 degrees fahrenheit, thus they aren’t getting as much for what they’re purchasing so they feel that in some manner they are owed something. It’s very common. Any retailer, practically any retailer in the Cannes, Missouri area was named in that lawsuit. Right now, there are 15 states that have similar lawsuits. Most of these states are in the southern portion of the United States and I think New Jersey and Maryland happen to be also a couple states there, so we certainly, as you see from the 8-K filing, believe that we have done nothing incorrect and we’ll be disputing those very vigorously.

Karen Short - Friedman Billings - Analyst

Okay. I’ll jump back into queue and get back in if there are no other questions. Thanks.

Operator

And our next question comes as a follow-up question from Karen Howland with Lehman Brothers. Please proceed.

Karen Howland - Lehman Brothers - Analyst

Hi. Thanks for taking my second question.

Bill Walljasper - Casey’s General Stores - CFO

No problem.

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Karen Howland - Lehman Brothers - Analyst

Was wondering if you had any comments about what you’ve learned from the HandiMart. Obviously, these stores have a prepared food offering that’s different from yours, higher cash flow, that you might see that you could implement in your own stores?

Bill Walljasper - Casey’s General Stores - CFO

That’s one of the unique benefits of acquisitions is that you certainly can pick up on some things that perhaps they’re doing differently to benefit and extrapolate that to the rest of our company. Specifically with the HandiMart locations, there’s several things that we are seeing that perhaps may be able to be extrapolated to some degree. First of all you touched on one of those is the Quick Serve restaurants. I wouldn’t look for us to go out into the quick serve restaurant business however when we look at acquisitions on a go forward basis those acquisitions that do have quick serve restaurants certainly we’ll not shy away from because we believe that there is an opportunity to co-exist with some of those type of entities so that’s one of the things that we’re currently looking at albeit, it’s relatively recent since we just started the HandiMart acquisitions back in oh, about the first or second week of October.

The other thing that comes to mind with the HandiMart acquisition is that they do have an expanded coffee program that seems to do extremely well for them, so we are taking a hard look at what they’re doing and seeing if that’s something that can be applied throughout our chain to boost again the prepared food and fountain category even further than what it is. So there’s just a couple right there that we look at. Now with the Gas & Shop, one of the things that came out from that was the introduction of the dual cola program. They had Pepsi on their fountain machines and their fountain sales were double our average fountain sales in the State of Nebraska, so I think we are learning from the acquisitions and are applying those throughout our company where applicable.

Karen Howland - Lehman Brothers - Analyst

Thanks. Was wondering if you could comment at all, obviously we’ve been reading in the press on a daily basis about the ethanol boom that’s going on in the Midwest. A lot of people moving out there, a lot of capital going out into those markets. I would imagine that you’ll be, Casey’s as a convenience store will be quite a beneficiary of that. I was wondering if you’d seen anything, notice any changes in the marketplace?

Bill Walljasper - Casey’s General Stores - CFO

I don’t think there’s been any significant change in the marketplace that would be material for us. Now, all of our stores do sell an ethanol blended product. I know you’re referring to more the E-85 product. The E-85 product really has not taken off in our market area. It’s certainly building towards that direction. Should there be certainly demand for the product, we’ll certainly take a very hard look at introducing E-85 into our company. Right now we have no locations that sell E-85. From an economics standpoint, certainly there is an influx of capital into the Midwestern communities because of that. I’m not seeing necessarily anything that I could put my finger on that that is generating extra sales resulting in that. Even when the economy has been off in past years, we seem to do still pretty very well in our stores.

Karen Howland - Lehman Brothers - Analyst

Okay. Thanks so much.

Bill Walljasper - Casey’s General Stores - CFO

Sure, Karen.

Operator

[OPERATOR INSTRUCTIONS] And our next question comes as a follow-up question from Chuck with FTN Midwest Research. Please proceed.

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Chuck Cerankosky - FTN Midwest Research - Analyst

First question, Bill. Any contribution measurable contribution to the operating profit? Well, I should say the EPS line from the HandiMart acquisition in the third quarter?

Bill Walljasper - Casey’s General Stores - CFO

There’s no doubt there’s some contribution on earnings. When the 10-Q’s filed tomorrow, Chuck, there will be a pro forma in there that will describe the Handy Mart acquisition, and I guess I would probably defer any type of comments until that 10-Q is filed.

Chuck Cerankosky - FTN Midwest Research - Analyst

All right I’ll take a look at that. And then could you talk about the acceptance of the Casey’s MasterCard and the attractiveness of gas rebates and how that’s affecting your gas sales and how it flows back to the profitability of the gas?

Bill Walljasper - Casey’s General Stores - CFO

Well, the Casey’s MasterCard, we do have a, what I’ll call a co-branded MasterCard. It does create what I call a quasi loyalty program, instead of building up like Frequent Flier miles or cash back, they ‘re getting that in the form of gift certificates to Casey’s General Stores so obviously they are coming back into the store to utilize those. It’s been a pretty successful program for us. We don’t have any benefit on the fees of that MasterCard, the normal fees, so it’s really not the rebate program I think that you’re referring to where some of the grocery store chains might offer a substantial rebate for purchasing groceries and then giving them a rebate back at the pumps. So we don’t have anything like that going on nor do we have any cash rebate.

Chuck Cerankosky - FTN Midwest Research - Analyst

But you’re happy the way it’s keeping people coming back?

Bill Walljasper - Casey’s General Stores - CFO

It’s certainly a point to help in bringing people back and increasing our same-store customer count.

Chuck Cerankosky - FTN Midwest Research - Analyst

Does the discounted merchandise or the gift certificate portion, where does that hit — which segment’s gross margins does that hit depending upon where it’s spent in the store?

Bill Walljasper - Casey’s General Stores - CFO

Yes.

Chuck Cerankosky - FTN Midwest Research - Analyst

Got you. Thank you.

Bill Walljasper - Casey’s General Stores - CFO

You bet.

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Operator

And our next question comes as a follow-up question from Karen Short, with Friedman Billings. Please proceed.

Karen Short - Friedman Billings - Analyst

Just a question on the stale factor and margins in general. Was the stale factor up year-over-year or sequentially or both? And maybe could you just clarify what it’s running at now?

Bill Walljasper - Casey’s General Stores - CFO

I won’t go as far as giving you what it’s running at now. Year-over-year it is up slightly, sequentially, it also was up.

Karen Short - Friedman Billings - Analyst

Okay. Could you give us some sense of basis point impact of it being up?

Bill Walljasper - Casey’s General Stores - CFO

The basis point impact for the stale factor is going to be somewhere around that about 20, 25 basis points.

Karen Short - Friedman Billings - Analyst

Okay. And on HandiMart, rolling into the store base, obviously, you said that had an impact on gross margins. Do you have some sense of how much it might have impacted on a basis point basis?

Bill Walljasper - Casey’s General Stores - CFO

Well, the two items I mentioned in the grocery and general merchandise category that are affecting the margin, it’s about a 50/50 impact that we make up for the differential on a Q3-Q3 comparison.

Karen Short - Friedman Billings - Analyst

Okay. And then I don’t know if Bob is still with us on the call, but I thought maybe seeing that he is on the conference call , maybe—,

Bill Walljasper - Casey’s General Stores - CFO

He’s with us.

Karen Short - Friedman Billings - Analyst

Maybe Bob could share some comments or thoughts where the year-end is — the CEO, how he kind of used Casey’s opportunities and positioning in the Midwest and maybe some thoughts on some changes that you might have made when you took over?

Bob Myers - Casey’s General Stores - President, CEO

Well, thanks for asking the question, Karen, and actually that year will be up on June the 21st and it’s certainly been from my perspective a learning process, even though I’ve been near the position for quite some time, and I’m thankful to have a great team of people to include the

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person conducting this meeting, Bill Walljasper, and so any great leader or manager surrounds themselves by a lot of talent and we definitely have that here at Casey’s. I can tell you that things from my perspective remain very bright for the future, certainly the short-term future. We’ll continue to grow the Company as we have stated, primarily through acquisitions. There seems to be more than sufficient potential acquisitions out there in our traditional nine state operating area, so I continue to see us to be very solid in our business model, yet we’ll remain conservative, we’re not going to get crazy. We’re not going to go out and do huge acquisitions. We don’t want to be the biggest. We just want to be the best, and that’s the goals we’re working towards.

Karen Short - Friedman Billings - Analyst

Do you guys think from an execution perspective that you could at least accelerate a little bit the acquisition pace?

Bob Myers - Casey’s General Stores - President, CEO

Well, each one of these acquisitions is an individual negotiation and those negotiations take considerable time. In addition to that, we look at each one of the acquisitions and after the fact, we conduct what we call an after action review, the things that went well with the acquisition, the things that went poorly, the things that we can improve upon, and we learned from each and every one of those. But to suggest that because of that process that we’ll be able to accelerate the acquisitions, I’m not prepared to say that. I’m not sure that that’s going to happen. But there will be a continuous if not moderate flow of acquisitions continuously.

Karen Short - Friedman Billings - Analyst

Okay, great. Thanks.

Operator

And our next question comes from the line of Jason Loeb with Lord Abbett. Please proceed.

Jason Loeb - Lord Abbett - Analyst

Yes, hi, guys. Just a quick question on credit card fees. I know in the past you’ve talked about some things that you’re doing behind the scenes to alleviate somewhat the impact of those fees, whether it’s self-clearing and the like. Can you expand a little bit on that?

Bill Walljasper - Casey’s General Stores - CFO

Good question, Jason. You’re exactly right. I mentioned this in the last conference call is that we are looking to bring in house the clearing of the credit card transactions. We’ve actually just started rolling some of those stores into that process. Should be up and running with that full program by the end of the fiscal year. The impact on operating expense reduction is going to be a seven digit number.

Jason Loeb - Lord Abbett - Analyst

Okay, great. And maybe more of a question for Bob. Just in general, returns that this business provides looking over the last ten years, let’s say an average of a 10% return on equity. It’s been as high as 14% when you were quite acquisitive, you just ended the year at let’s call it 12.5% return on equity. Kind of looking out the next three to five years, understanding the competitive nature of the business, where do you see the profitability of Casey going to, whether it’s right around the average that we have here or do you have views on increasing that?

Bob Myers - Casey’s General Stores - President, CEO

Well, I don’t see us changing or modifying or our business changing in the short-term; however, we recognize that an area of great profitability is in our prepared foods category, so we’re placing great emphasis in that category, and you can see that in the sales growth over the past several years and I think that we’ll continue to do that. We’ll continue to focus on prepared foods because it is such a profitable category for us.

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Jason Loeb - Lord Abbett - Analyst

Has there been any recent rollouts of new food items that have been accepted?

Bill Walljasper - Casey’s General Stores - CFO

Nothing of any — nothing to the magnitude of pizza or the to go cup concept but Jason, as you know, we continually refresh that category. We pull products in and out of the category to try to create some freshness, always trying to build incrementally the sales volume in that category. We’re looking to allocate more actually square footage space to that, as Bob alluded to in his comments, and certainly it’s been a very robust category for us. So we’re continuing to take a look at really hard at trying to take that to the next level.

Jason Loeb - Lord Abbett - Analyst

And can you just expand a little bit about kind of what you’re seeing a coffee opportunity?

Bill Walljasper - Casey’s General Stores - CFO

Yes. A coffee opportunity, and I alluded to that in my comment about HandiMart. Right now, we do have several brands of coffee. Certainly, it’s not an extensive line of coffee that maybe like the HandiMart acquisition had so we’re looking at a number of things from freshly ground coffee at the store to different product profiles to more shelf space allocation for coffee, fountain, and prepared food products. That was the comment I was referring to.

Jason Loeb - Lord Abbett - Analyst

Okay, great. Thanks a lot.

Bill Walljasper - Casey’s General Stores - CFO

Thanks, Jason.

Operator

Our next question comes from the line of Anthony Lebiedzinski from Sidoti & Company. Please proceed.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Good morning. Just a quick follow-up from the last question. Bill, you mentioned that you expect a seven digit decrease in expenses. Is that on a, this in reference to the credit card fees, is that on a quarterly basis or annual basis?

Bill Walljasper - Casey’s General Stores - CFO

Annual basis.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay, thank you.

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Bill Walljasper - Casey’s General Stores - CFO

You bet.

Operator

And there appears to be no additional questions at this time. I would now like to turn the call back over to Bill Walljasper for any closing remarks.

Bill Walljasper - Casey’s General Stores - CFO

Thank you. Well, thank you for joining us this morning, everyone. Just as a reminder we will release same-store sales information for the month of February on Thursday, March 15. Thanks again and have a good day.

Operator

This now concludes your presentation. You may now disconnect and have a wonderful day.

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